                    As filed with the Securities and Exchange
                         Commission on January 18, 2001
                                                        Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               THE MONY GROUP INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                             13-3976138
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                  1740 Broadway
                            New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                             The Advest Thrift Plan
                            (Full Title of the Plan)

                               Bart Schwartz, Esq.
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 708-2000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum         Proposed maximum
Title of securities to                                offering price per       aggregate offering     Amount of registration
     be registered        Amount to be registered           share                    price                     fee
----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$0.01 per share.(1, 2)           2,000,000                 36.26 (3)            $72,520,000 (3)             $18,130
----------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Includes all preferred stock purchase rights of the Company issuable in conjunction with the shares of the Company's Common Stock pursuant to the Rights Agreement, dated as of November 10, 1998, between the Company and First Chicago Trust Company of New York, as rights agent.
(3) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on January 17, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by The MONY Group Inc. (the "Company") are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 28, 2000;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

(c) The Company's Current Reports on Form 8-K filed on March 8, 2000, September 1, 2000, November 8, 2000, November 16, 2000, December 12, 2000 and January 5, 2001;

(d) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, File No. 001-14603, filed with the Commission on November 6, 1998, including any further amendments or reports filed for the purpose of updating such description; and

(e) Description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form S-1, File No. 333-63835, filed with the Commission on September 21, 1998, including any further amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Frederick W. Kanner, a director of the Company, is a partner of the law firm Dewey Ballantine LLP which has rendered the opinion filed herewith as
Exhibit 5.1.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by the Company of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The Amended and Restated By-Laws of the Company, as amended by the Amendment to the Amended and Restated By-laws (the "By-Laws") (which are incorporated herein by reference as Exhibits 4.3 and 4.4, respectively, to this Registration Statement) provide for indemnification of any person who was or is a director, officer, employee or agent of the Company or was serving in such capacity at another entity at the Company's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The By-Laws also authorize indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person. The indemnification provisions in the By-Laws are non-exclusive and allow the Company to indemnify by agreement or vote of stockholders or disinterested directors.

        Article Eighth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (which is incorporated by reference as Exhibit 4.2 to this Registration Statement) provides for the indemnification of the Company's directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Company's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

        The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable

ITEM 8. EXHIBITS

   Exhibit
   Number             Description
   ------             -----------

     4.1         -    The Advest Thrift Plan.

     4.2         -    Amended and Restated Certificate of Incorporation of the
                      Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                      Form S-1, as amended,
                      File No. 333-63835).

     4.3         -    Amended and Restated By-Laws of the Company (incorporated
                      by reference to Exhibit 3.2 of the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-63835).

     4.4         -    Amendment to the Amended and Restated By-Laws of the
                      Company (incorporated by reference to Exhibit 3.3 to the
                      Company's Annual Report on Form 10-K for the year ended
                      December 31, 1998, File
                      No. 1-14603).

     4.5         -    Form of Certificate for Common Stock (incorporated by
                      reference to Exhibit 4.1 to the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-63835).

     4.6         -    Form of Rights Agreement, dated as of November 10, 1998,
                      between the Company and First Chicago Trust Company of New
                      York, as rights agent. The Rights Agreement includes the
                      Form of Rights Certificate as Exhibit A, and the Summary
                      of Rights as Exhibit B (incorporated by reference to
                      Exhibit 10.37 to the Company's Registration Statement on
                      Form S-1, as amended, File No. 333-63835).

     5.1         -    Opinion of Dewey Ballantine LLP.

     5.2         -    Refer to Item 9, paragraph (a)(4).

    23.1         -    Consent of PricewaterhouseCoopers LLP.

    23.2         -    Consent of Dewey Ballantine LLP (included in Exhibit 5.1).

    24.1         -    Power of Attorney of the Officers and Directors who signed this Registration Statement set forth on page II-5 herein.

ITEM 9. UNDERTAKINGS

        (a)   The undersigned Company and the Plan hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS to qualify the Plan.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of January, 2001.

                                    THE MONY GROUP INC.


                                    By:       /s/  Michael Isor Roth
                                       ----------------------------------------
                                       Name:  Michael Isor Roth
                                       Title: Chairman of the Board and Chief
                                              Executive Officer


        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard Daddario, Lee Smith and Bart Schwartz, Esq. or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement (including without limitation any post-effective amendment pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                         Date
                ---------                                          -----                         ----

        /s/ Michael Isor Roth                      Chairman of the Board, Chief            January 17, 2001
  -----------------------------------              Executive Officer and Director
            Michael Isor Roth                      (Principal Executive Officer)

        /s/ Richard Daddario                       Executive Vice President and Chief      January 17, 2001
  -----------------------------------              Financial Officer (Principal
            Richard Daddario                       Financial Officer)

        /s/ Larry Cohen                            Vice President and Controller
  -----------------------------------              (Principal Accounting Officer)          January 17, 2001
            Larry Cohen

        /s/ Tom Hans Barrett                       Director                                January 17, 2001
  -----------------------------------
            Tom Hans Barrett

        /s/ David Lincoln Call                     Director                                January 17, 2001
  -----------------------------------
            David Lincoln Call

        /s/ Glen Robert Durham                      Director                                January 17, 2001
 -----------------------------------
            Glenn Robert Durham

        /s/ James Bernard Farley                    Director                                January 17, 2001
 -----------------------------------
            James Bernard Farley

        /s/ Samuel Joseph Foti                      President, Chief Operating Officer      January 17, 2001
 -----------------------------------                and Director
            Samuel Joseph Foti

        /s/ Robert Holland, Jr.                     Director                                January 17, 2001
 -----------------------------------
            Robert Holland, Jr.

        /s/ James Lawrence Johnson                  Director                                January 17, 2001
 -----------------------------------
            James Lawrence Johnson

        /s/ Frederick W. Kanner                     Director                                January 17, 2001
 -----------------------------------
            Frederick W. Kanner

        /s/ Robert Raymond Kiley                    Director                                January 17, 2001
 -----------------------------------
            Robert Raymond Kiley

        /s/ Kenneth Marc Levine                     Executive Vice President, Chief         January 17, 2001
 -----------------------------------                Investment Officer and Director
            Kenneth Marc Levine

        /s/ Jane Cahill Pfeiffer                    Director                                January 17, 2001
 -----------------------------------
            Jane Cahill Pfeiffer

        /s/ Thomas Charles Theobald                 Director                                January 17, 2001
 -----------------------------------
            Thomas Charles Theobald

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of January, 2001.


                                   THE ADVEST THRIFT PLAN

                                   By: Kenneth M. Levine
                                       Chairman, Benefit Plans Administration
                                       Committee, as Plan Administrator


                                               /s/   Kenneth M. Levine
                                       --------------------------------------

                                  EXHIBIT INDEX

  Exhibit
   Number             Description
   ------             -----------

     4.1        -     The Advest Thrift Plan.

     4.2        -     Amended and Restated Certificate of Incorporation of the
                      Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                      Form S-1, as amended, File No. 333-63835).

     4.3        -     Amended and Restated By-Laws of the Company (incorporated
                      by reference to Exhibit 3.2 of the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-63835).

     4.4        -     Amendment to the Amended and Restated By-Laws of the
                      Company (incorporated by reference to Exhibit 3.3 to the
                      Company's Annual Report on Form 10-K for the year ended
                      December 31, 1998, File No. 1-14603).

     4.5        -     Form of Certificate for Common Stock (incorporated by
                      reference to Exhibit 4.1 to the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-63835).

     4.6        -     Form of Rights Agreement, dated as of November 10, 1998,
                      between the Company and First Chicago Trust Company of New
                      York, as rights agent. The Rights Agreement includes the
                      Form of Rights Certificate as Exhibit A, and the Summary
                      of Rights as Exhibit B (incorporated by reference to
                      Exhibit 10.37 to the Company's Registration Statement on
                      Form S-1, as amended, File No. 333-63835).

     5.1        -     Opinion of Dewey Ballantine LLP.

     5.2        -     Refer to Item 9, paragraph (a)(4).

    23.1        -     Consent of PricewaterhouseCoopers LLP.

    23.2        -     Consent of Dewey Ballantine LLP (included in Exhibit 5.1).

    24.1        -     Power of Attorney of the Officers and Directors who signed this Registration Statement set forth on page II-5 herein.